EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-177395) of CurrencyShares® Euro Trust of our report dated December 23, 2009 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

January 13, 2012